EXHIBIT 24.1


                        INDEPENDENT ACCOUNTANTS' CONSENT


We consent to the use of Amendment No. 3 to the Registration Statement of CFI Mortgage Inc. on Form SB-2 under the Securities Act of 1933, as amended, of our report dated February 7, 1997, except for portions of notes 1a and 12 as to which the date is March 18, 1998 and to the reference to our firm under the heading "Experts" in the Prospectus.



                                        /s/ Weinick Sanders Leventhal & Co., LLP
                                        ----------------------------------------
                                        Weinick Sanders Leventhal & Co., LLP
                                        Certified Public Accountants
                                        (Successor to the practice of
                                        Martin Leventhal & Company LLP
                                        Certified Public Accountants)



New York, New York
July 30, 1998